EXHIBIT 13.1

                  Certification Pursuant to 18 U.S.C. Sec. 1350
                (Section 906 of the Sarbanes - Oxley Act of 2002)

In connection with the filing by COLT Telecom Group plc (the "Company") of the Annual Report on Form 20-F for the year ended December 31 2004 (the "Report"), each of the undersigned hereby certifies, to the best of his or her knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ Jean-Yves Charlier                /s/ Antony Bates
Jean-Yves Charlier                    Antony Bates
Chief Executive Officer               Chief Administrative and Financial Officer

Dated: 20 April 2005